Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Robert E. Farnham
Senior Vice President, Finance
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ANNOUNCES

FIRST QUARTER 2013 RESULTS

NAPLES, FLORIDA (May 2, 2013) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the first quarter ended March 31, 2013.

Key metrics from continuing operations for the first quarter (all percentage changes in the bullet points below compare the first quarter of 2013 to the first quarter of 2012) include:

•

As shown in the tables accompanying this press release, diluted earnings per share (“EPS”) from continuing operations was $0.09. Excluding the impact of approximately $17.7 million, or $0.04 per diluted share, of interest rate swap accounting and mark-to-market adjustments on the swap, diluted earnings per share from continuing operations was $0.13 per diluted share, as compared to $0.24 per diluted share in the prior year.

•	Net revenue was $1.483 billion;

•	Adjusted EBITDA was $198.9 million;

•	Same hospital net revenue was $1.470 billion;

•	Same hospital net revenue per adjusted admission increased 5.0%;

•	As shown in the accompanying table, same hospital Adjusted EBITDA was $278.4 million, or an EBITDA margin of 18.9%; and

•	Same hospital surgeries decreased 5.6% and emergency room visits increased 1.0%.

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

Health Management Associates, Inc. / Page 2

The continuing effects of declines in uninsured admissions and significant increases in observation stays contributed to 8.8% and 5.8% declines in first quarter same hospital admissions and same hospital adjusted admissions, respectively.

“Our first quarter results did not meet our expectations and reflect a difficult operating environment. I believe, however, that we have taken the necessary steps to adjust our cost structure going forward to achieve our previously updated 2013 annual guidance,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “As we transition into this new era of health care reform, we intend to continue our patient-centered approach to health care delivery while increasing efficiency and ultimately quality as we enable America’s best local health care.”

For the first quarter, Health Management’s provision for doubtful accounts was $240.9 million, or 14.0% of net revenue before the provision for doubtful accounts, compared to $201.3 million, or 11.9% of net revenue before the provision of doubtful accounts, for the same quarter a year ago.

Uninsured self-pay patient discounts for the first quarter were $327.2 million, compared to $299.7 million for the same quarter a year ago. Charity/indigent care write-offs were $26.3 million for the first quarter, compared to $22.7 million for the same quarter a year ago.

The sum of uninsured discounts, charity/indigent write-offs and the provision for doubtful accounts, as a percent of the sum of net revenue before the provision for doubtful accounts, uninsured discounts and charity/indigent write-offs (which Health Management refers to as its Uncompensated Patient Care Percentage) was 28.6% for the first quarter, compared to 26.1% for the first quarter a year ago, and 28.7% for the quarter ended December 31, 2012. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the first quarter was $19.3 million, after cash interest and cash tax payments aggregating $81.2 million. Days sales outstanding, or DSO, saw a two day improvement to 50 days as of March 31, 2013 compared to 52 days as of March 31, 2012. At March 31, 2013, Health Management’s total leverage ratio was 3.71 and interest coverage ratio was 4.23, both ratios being well within its debt covenant requirements.

Health Management Associates, Inc. / Page 3

Health Management hospitals recognized $3.8 million and $4.6 million of Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentive payments in the three months ended March 31, 2013 and 2012, respectively. Health Management expects to recognize approximately $75.0 to $85.0 million of HCIT incentive payments during the year ending December 31, 2013.

As previously announced on April 1, 2013, a Health Management subsidiary launched a new joint venture to partner with the 480-bed Bayfront Health System, located in St. Petersburg, Florida. As part of the joint venture, Health Management acquired an 80% interest in Bayfront Health System, and introduced an affiliation with ShandsHealthCare, part of UF&Shands, the University of Florida Academic Health Center. The total purchase price for our 80% interest was approximately $162.0 million, plus a working capital adjustment.

On April 25, 2013, Health Management received a subpoena from the Securities and Exchange Commission (the “SEC”), issued pursuant to an investigation, requesting documents related to accounts receivable, billing write-downs, contractual adjustments, reserves for doubtful accounts, accounts receivable aging and revenue from Medicare, Medicaid and from privately insured or uninsured patients. Management is cooperating with the SEC’s investigation. Health Management is unable to determine the potential impact, if any, of this investigation.

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three months ended March 31, 2013 on Friday, May 3, 2013 at 11:00 a.m. ET. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call and webcast.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 71 hospitals with approximately 11,100 licensed beds in non-urban communities located throughout the United States.

Health Management Associates, Inc. / Page 4

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding our ability to achieve cost efficiencies and/or reductions, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012

Net revenue before the provision for doubtful accounts	$1,723,841	$1,686,518
Provision for doubtful accounts	(240,879)	(201,261)

Net revenue	1,482,962	1,485,257

Salaries and benefits	684,191	659,084
Supplies	235,768	234,443
Rent expense	42,156	45,025
Other operating expenses	325,775	311,780
Medicare and Medicaid HCIT incentive payments	(3,826)	(4,590)
Depreciation and amortization	93,875	78,394
Interest expense	69,429	88,763
Other	(1,891)	1,640

	1,445,477	1,414,539

Income from continuing operations before income taxes	37,485	70,718
Provision for income taxes	(9,718)	(24,727)

Income from continuing operations	27,767	45,991
Loss from discontinued operations, net of income taxes	—	(1,395)

Consolidated net income	27,767	44,596
Net income attributable to noncontrolling interests	(4,665)	(6,906)

Net income attributable to Health Management Associates, Inc.	$23,102	$37,690

Earnings per share attributable to Heath Management Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.09	$0.15
Discontinued operations	—	—

Net income	$0.09	$0.15

Weighted average number of shares outstanding:
Basic	256,152	253,316

Diluted	260,550	255,699

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$23,102	$39,085
Loss from discontinued operations, net of income taxes	—	(1,395)

Net income attributable to Health Management Associates, Inc.	$23,102	$37,690

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Consolidated net income	$27,767	$44,596
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	97,172	81,156
Amortization related to interest rate swap contract	18,356	20,453
Fair value adjustment related to interest rate swap contract	(700)	16,268
Provision for doubtful accounts	240,879	201,261
Stock-based compensation expense	6,989	6,887
(Gains) losses on sales of assets, net	(90)	2,337
Gains on sales of available-for-sale securities, net	(2,145)	(317)
Write-offs of deferred debt issuance costs	584	—
Deferred income tax (benefit) expense	12,148	(9,451)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(278,438)	(297,782)
Supplies, prepaid expenses and other current assets	(621)	(5,516)
Prepaid and recoverable income taxes	(3,102)	31,380
Deferred charges and other long-term assets	(5,248)	(6,425)
Accounts payable, accrued expenses and other liabilities	(89,820)	(22,755)
Equity compensation excess income tax benefits	(4,388)	(1,400)
Loss from discontinued operations, net of income taxes	—	1,395

Net cash provided by continuing operating activities	19,343	62,087

Cash flows from investing activities:
Additions to property, plant and equipment	(61,142)	(80,817)
Acquisitions of hospitals and other	(1,525)	(81,617)
Proceeds from sales of assets and insurance recoveries	572	808
Purchases of available-for-sale securities	(416,776)	(439,701)
Proceeds from sales of available-for-sale securities	487,627	521,186
Decrease in restricted funds	3,253	782

Net cash provided by (used in) continuing investing activities	12,009	(79,359)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(126,328)	(20,799)
Payments for debt issuance costs	(1,588)	—
Proceeds from long-term borrowings	71,400	—
Proceeds from exercise of stock options	13,197	—
Cash payments to noncontrolling shareholders	(14,236)	(17,886)
Cash received from noncontrolling shareholders	—	1,786
Equity compensation excess income tax benefits	4,388	1,400

Net cash used in continuing financing activities	(53,167)	(35,499)

Net decrease in cash and cash equivalents before discontinued operations	(21,815)	(52,771)
Net decreases in cash and cash equivalents from discontinued operations:
Operating activities	—	(2,960)
Investing activities	—	(16)

Net decrease in cash and cash equivalents	(21,815)	(55,747)
Cash and cash equivalents at the beginning of the period	59,173	64,143

Cash and cash equivalents at the end of the period	$37,358	$8,396

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

	March 31,	December 31,
(unaudited, dollars in thousands)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$37,358	$59,173
Available-for-sale securities	52,207	121,106
Accounts receivable, net	1,003,128	976,872
Other current assets	311,363	307,847
Assets of discontinued operations	6,250	6,250
Property, plant and equipment, net	3,454,132	3,463,052
Restricted funds	126,581	125,532
Other assets	1,326,365	1,340,957

Total assets	$6,317,384	$6,400,789

Liabilities and Stockholders’ Equity
Current liabilities	$842,858	$972,423
Deferred income taxes	324,015	301,237
Other long-term liabilities	680,066	673,344
Long-term debt	3,411,004	3,433,260
Stockholders’ equity	1,059,441	1,020,525

Total liabilities and stockholders’ equity	$6,317,384	$6,400,789

	Three Months Ended March 31,
	2013	2012	% Change
Continuing Operations
Occupancy	41.5%	44.7%
Patient days	379,366	401,105	–5.4%

Admissions	86,279	93,378	–7.6%
Adjusted admissions	170,209	177,815	–4.3%

Average length of stay	4.4	4.3
Surgeries	95,596	100,206	–4.6%
Emergency room visits	444,873	428,184	3.9%

Net revenue (in thousands)	$1,482,962	$1,485,257	–0.2%
Net revenue per adjusted admission	$8,713	$8,353	4.3%
Total inpatient revenue percentage	44.3%	46.9%
Total outpatient revenue percentage	55.7%	53.1%

Same Hospitals
Occupancy	42.1%	44.7%
Patient days	375,917	401,105	–6.3%

Admissions	85,182	93,378	–8.8%
Adjusted admissions	167,575	177,815	–5.8%

Average length of stay	4.4	4.3
Surgeries	94,571	100,206	–5.6%
Emergency room visits	432,264	428,184	1.0%

Net revenue (in thousands)	$1,470,032	$1,485,257	–1.0%
Net revenue per adjusted admission	$8,772	$8,353	5.0%
Total inpatient revenue percentage	44.4%	46.9%
Total outpatient revenue percentage	55.6%	53.1%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, dollars in thousands)

	Three Months Ended
	March 31,
	2013	2012

Net revenue	$1,482,962	$1,485,257
Less acquisitions	12,930	—

Same hospital net revenue	$1,470,032	$1,485,257

Consolidated net income	$27,767	$44,596

Adjustments:
Loss from discontinued operations, net of income taxes	—	1,395
Provision for income taxes	9,718	24,727
(Gains) losses on sales of assets, net	(90)	2,337
Interest and other income, net	(1,801)	(697)
Interest expense	69,429	88,763
Depreciation and amortization	93,875	78,394

Adjusted EBITDA (a)	198,898	239,515

Adjustment for acquisitions, corporate and other	79,495	55,162

Same hospital operating Adjusted EBITDA (a)	$278,393	$294,677

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	18.9%	19.8%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net (gains) losses on sales of assets, net interest and other income, interest expense, income taxes and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following table provides information regarding income from continuing operations attributable to Health Management, excluding the impact of the interest rate swap amortization and mark-to-market adjustments. This table is a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended March 31, 2013

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Total, As Reported

Income from continuing operations before income taxes	$55,141	$(17,656)	$37,485
Net income from continuing operations attributable to noncontrolling interests	(4,665)	—	(4,665)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	50,476	(17,656)	32,820
Provision for income taxes	(16,560)	6,842	(9,718)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$33,916	$(10,814)	$23,102

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic and Diluted	$0.13	$(0.04)	$0.09

Three Months Ended March 31, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Total, As Reported

Income from continuing operations before income taxes	$107,439	$(36,721)	$70,718
Net income from continuing operations attributable to noncontrolling interests	(6,906)	—	(6,906)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	100,533	(36,721)	63,812
Provision for income taxes	(38,956)	14,229	(24,727)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$61,577	$(22,492)	$39,085

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic and Diluted	$0.24	$(0.09)	$0.15